Exhibit 99.1

                    [Crompton & Knowles Logo]       WITCO


FOR IMMEDIATE RELEASE

              CROMPTON & KNOWLES AND WITCO TO MERGE, CREATING $3.2
                       BILLION SPECIALTY CHEMICAL COMPANY

                    Merger of Equals Will Create C&K Witco

      STAMFORD AND GREENWICH, CT -- JUNE 1, 1999 - Crompton & Knowles Corporation (NYSE: CNK) and Witco Corporation (NYSE: WIT), two of the world's leading producers of specialty chemicals, today announced that their boards of directors have approved a definitive agreement for a tax-free, stock-for-stock merger of equals.

      The combined company, to be named C&K Witco Corporation, will be one of the world's largest specialty chemical companies with a total capitalization of approximately $3.9 billion. Headquartered in Connecticut, C&K Witco will have approximately 10,000 employees and hold global market leadership positions in additives, polymers and processing equipment, and specialty chemicals.

      Under the agreement each share of Crompton & Knowles common stock will be converted into one share of C&K Witco and each share of Witco common stock will be exchanged for 0.9242 shares of common stock of the new company. The combined company will be owned (on a fully diluted basis) approximately 55% by current shareholders of Crompton & Knowles and approximately 45% by current shareholders of Witco. The combination will be treated as a purchase for accounting purposes.

      "This merger is about focused growth, fit and scale," said Vincent A. Calarco, chairman, president and chief executive officer of Crompton & Knowles. "Both our companies are committed to the principle that specialty chemical companies succeed by being leaders in the business sectors in which they compete. The unique fit of our two companies in a broad range of customer and geographic markets will provide us with new opportunities for growth. At the same time, in a consolidating industry, size increases our strategic options and lowers our cost of capital."

      "Strategically, we are going to be able to do more together than we ever could have done apart," said E. Gary Cook, chairman, president and chief executive officer of Witco. "Crompton & Knowles has proven its ability to integrate acquisitions and provide solid returns to shareholders. Witco has demonstrated the ability to enhance growth potential through innovative solutions for our customers. Together, we will be not only more capital and cost efficient, but

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also more responsive to our customers' current and future needs. These benefits should lead to better performance and more attractive returns for our shareholders."

MERGER BENEFITS

      "This merger is driven by its revenue growth potential, not merely its cost reduction potential," Calarco added. "The breadth and strength of our combined product platform will provide us with an excellent foundation for future expansion, both internal and external, once our business operations have been fully integrated."

      o C&K Witco's portfolio of businesses will have enhanced market position. The Additives business will have almost $1.3 billion in sales, including a broad range of products to improve performance of plastics, rubber and lubricants. The Specialty Chemicals business, including crop protection, silicones, and industrial surfactants, will have sales of approximately $1.1 billion. The Polymers and Processing Equipment business will have almost $816 million in sales, including EPDM, urethanes and plastics processing equipment.

      o C&K Witco expects to capitalize on numerous opportunities for revenue growth by offering more products to existing customers, by more quickly bringing new technologies to the marketplace and by achieving broader global reach.

      o C&K Witco anticipates net merger savings ramping up to approximately $60 million per year by the second full year of combined operations. These savings are expected to result from increased purchasing power, the elimination of duplicative corporate and administrative programs and greater efficiencies in operations and business processes. C&K Witco will seek to minimize workforce effects of the merger through a combination of programs, including reduced hiring and attrition.

      o As a result of the scale of the combined company, C&K Witco will have the flexibility to pursue a much more comprehensive range of strategic options.

MANAGEMENT AND BOARD

      C&K Witco will be led by a management team with extensive experience in the specialty chemicals business and a trick record of success. E. Gary Cook, currently chairman, president and chief executive officer of Witco will serve as chairman of the board of C&K Witco, and Vincent A. Calarco, currently chairman, president and chief executive officer of Crompton & Knowles will serve as president and CEO of C&K Witco. In integrating the two companies, C&K Witco will adopt the best practices of each organization and management selections will be made based on the best qualifications for the position. The board of directors will consist of a total of 14 members, seven from each of the Boards of Directors of Crompton & Knowles and Witco.


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DIVIDEND

      It is anticipated that the C&K Witco Board will set a dividend consistent with its peer companies in the specialty chemical industry, "C&K Witco will strike an appropriate balance in our uses of cash," said Calarco. "Management is convinced that paying down debt and investing for growth are effective vehicles for increasing shareholder value."

APPROVALS AND TIMING

      The merger is conditioned, among other things, upon the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approvals of both companies' shareholders. The companies anticipate that the merger will be completed in the third quarter of 1999.

      Crompton & Knowles and Witco have entered into certain reciprocal option agreements, each granting to the other company the right to acquire, under certain circumstances, up to 19.9% of its outstanding common shares at a pre-announcement closing price per common share. The options would become exercisable by, and an additional fee would be paid to, either Crompton & Knowles or Witco in connection with the termination of the merger agreement, under certain circumstances.

      Crompton & Knowles Corporation and Witco Corporation are both global manufacturers of specialty chemicals providing high-value products for a wide range of customers.


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This press release contains statements that are not historical facts and are forward looking. Forward looking statements include, among others, statements relating to anticipated product plans, profitability, cost savings, revenue growth and strategic plans and goals. Such statements involve risks and uncertainties that could cause the company's results to differ materially from what is projected, including without limitation risks and uncertainties relating to: higher raw material costs or other expenses, increased competitive pricing pressure or other increases in competition, fluctuation in demand for the company's products, currency fluctuations and the outcome of pending or future litigation and claims including those related to environmental laws and regulations. In addition, the company's forward looking statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions. Further information can be found in the companies' filings with the Securities and Exchange Commission.

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CONTACTS FOR CROMPTON & KNOWLES:             CONTACTS FOR WITCO:

            Robert Harwood                   MEDIA:     Patricia McLean
            (203) 353-5437                              (203) 552-2273

            Gene Donati                      INVESTORS: Robert Bennett
            (Clark & Weinstock)                         (203) 552-2282
            (212) 953-2550